EXHIBIT 10.2
------------


                               Exhibit A
                               ---------

     NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.



7% CONVERTIBLE DEBENTURE
------------------------


January 10, 2000            Original Principal Amount: $___________


FOR VALUE RECEIVED, SUNRISE TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of [_____________] or its registered assigns ("Holder") the Principal Amount (as defined in Section 3(a)(i) below), together with all accrued but unpaid interest thereon, if any, on June 30, 2002 (the "Maturity Date") to the extent such Principal Amount and interest has not been converted into the Company's Common Stock, $.001 par value per share (the "Common Stock"), in accordance with the terms hereof, and to pay interest on the unpaid principal balance hereof at the rate of 7% per annum from the date hereof (the "Issuance Date") until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof. Interest on this Debenture shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 3(a)(ii) hereof. Notwithstanding anything contained herein, this Debenture shall bear interest from and after the occurrence and during the continuance of a default pursuant to Section 5(a), at the rate equal to the lower of fifteen percent (15%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

     All payments of principal and interest on this Debenture (to the extent such principal and/or interest is not converted into Common Stock or interest is not paid in Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Debenture or by Company check. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day. For purposes of this Debenture, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Purchase Agreement dated on or about the Issuance Date pursuant to which this Debenture was originally issued (the "Purchase Agreement"). This Debenture and the other convertible debentures issued by the Company on or about the Issuance Date pursuant to the Purchase Agreement are collectively referred to in this Debenture as the "Debentures."

     The following terms and conditions shall apply to this Debenture:

           Section 1. Interest. The Company shall pay the interest hereunder quarterly in arrears on each April 1, July 1, October 1 and January 1 (except that interest accrued through January 1, 2000 shall be paid on April 1, 2000) either in cash or in shares of Common Stock at the Company's option. Accrued but unpaid interest on any portion of the Principal Amount which is redeemed or repurchased hereunder shall be paid in cash concurrently with such redemption or repurchase. If the Company elects to pay interest hereunder in shares of Common Stock, the number of such shares to be issued on such payment date shall be the number determined by dividing (x) the dollar amount of interest due, by (y) the lower of the Conversion Price or 75% of the average of the ten (10) lowest Market Prices during the full calendar month immediately preceding the date of issuance of such shares. Such shares shall be issued and delivered on the interest payment due date and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances, restrictions and legends.

           Notwithstanding anything to the contrary contained herein, the Company may not pay interest in shares of Common Stock (and must deliver cash in respect thereof) on the Debentures if:

                 (1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue such interest upon conversion of all Debentures;

                 (2) such shares are not registered for resale pursuant to an effective registration statement and covered by a current related prospectus, the use of which has not been suspended, that names the recipient of such dividend as a selling stockholder thereunder and may not be sold without restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent, in the form and substance reasonably acceptable to the holder;

                 (3) such shares are not listed on the Nasdaq National Market, The Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or any other national exchange or quotation system on which the Common Stock is then listed for trading; or

                 (4) the Company shall have failed to pay any cash interest payments when due (unless waived by holders of 75% in outstanding principal amount of the Debentures).

           Section 2. No Senior Debt. So long as any principal amount of Debentures is outstanding, the Company and its subsidiaries shall not, without the affirmative vote of the holders of at least 75% of the principal amount of the Debentures then outstanding, incur any additional indebtedness which is senior to the Debentures, except for capital leases and financing for operating equipment and for working capital facilities from commercial banks up to the greater of $15 million or 25% of revenues, provided that such limitation shall not apply to financing for acquisitions of companies or assets or licenses of products, patents or other intellectual property.

           Section 3. Conversion. The Holder shall have the right, at the Holder's option, to convert this Debenture into shares of Common Stock on the following terms and conditions:

           (a) Any part of the Principal Amount (as defined below) of this Debenture shall be convertible into shares of Common Stock (subject to reduction pursuant to Section 3(i) below) at the Conversion Ratio at the option of the Holder in whole or in part at any time following the Issuance Date up to and including the day that all of the Principal Amount and interest accrued but unpaid thereon, if any, are paid in full. The Holder shall effect conversions by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), which may be transmitted by facsimile.

Each Conversion Notice shall specify the outstanding Principal Amount of this Debenture to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Conversion Notice is received by the Company hereunder (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 3(h) hereof. The Holder shall surrender this Debenture to the Company with or promptly following the delivery of a Conversion Notice. If the Holder is converting less than all of the outstanding Principal Amount hereunder, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to the Holder (in the manner and within the time set forth in Section 3(b) hereof) a Debenture for such Principal Amount as has not been converted. As used herein, "Principal Amount" shall refer to the sum of (i) the original principal amount of this Debenture, and (ii) all accrued but unpaid interest payments hereunder.

           (b)   Not later than three (3) Trading Days after the
Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of this Debenture (unless such securities are neither registered under the Securities Act or tradeable pursuant to Rule 144 thereunder), and (ii) a Debenture representing the remaining Principal
Amount of this Debenture not converted, if any.   In lieu of delivering
physical certificates representing the shares of Common Stock issuable upon conversion of this Debenture, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) prime broker with DTC through its Deposit Withdrawal Agent Commission system. If in the case of any Conversion Notice, such certificate or certificates are not delivered to or as directed by the Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Debenture tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 3(b), or fails to delivery certificate or certificates for shares of Common Stock being issued in payment of interest hereunder in accordance herewith, prior to the fifth Trading Day after the Conversion Date or the interest payment due date, as the case may be, the Company shall pay to the Holder, in cash, an amount equal to 2% of the Principal Amount per month payable ratably in Common Stock or cash, at the Holder's election; provided, however, that such 2% amount shall not be payable (1) unless and until the Holder provides the Company or its transfer agent with all accurate information completed on the Conversion Notice, and (2) if such failure is due solely to an event of "force majeure", where "force majeure" means circumstances beyond the reasonable control of both the Company and its transfer agent including acts of God, war, national emergency, labor strikes, fire or flood (but not including inadequate staffing of workloads unless as a result of a strike).

           (c) (i) The Conversion Price applicable to conversions of the Principal Amount of this Debenture into Common Stock hereunder shall be subject to adjustment as provided herein and in the Purchase Agreement.

                 (ii) If the Company, at any time while any Principal Amount of this Debenture is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                 (iii) If the Company, at any time while any Principal Amount of this Debenture is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 3(c)(ii) above), then in each such case the Conversion Price shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Market Price of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Market Price of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's Board of Directors in good faith; provided, however, that if the holders of a majority of the outstanding principal of the Debentures dispute such amount, such holders may select a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") paid for by the holders of the outstanding principal of the Debentures then outstanding, in which case the fair market value shall be equal to the average of the determinations by the Company's Board of Directors and such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of the Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                 (iv) All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                 (v) Whenever the Conversion Price is adjusted pursuant to Section 3(c)(ii) or (iii) above, the Company shall promptly mail to each holder of the Debentures, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                 (vi) In case of (i) an acquisition after the date hereof by an individual, legal entity or "group" within the meaning of Section 13(d) under the Exchange Act of voting securities of the Company pursuant to which, after giving effect to such acquisition, such individual, legal entity or group will beneficially own in excess of 50% of the issued and outstanding voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof in one or a series of related transactions,
(iii) the merger of the Company with or into another entity, consolidation or sale, transfer or disposition of all or substantially all of the assets of the Company in one or a series of transactions or (iv) the execution by the Company of an agreement to which the Company is a party or which it is bound providing for an event set forth in (i), (ii) or (iii) above, pursuant to which the Common Stock is converted into other securities, cash or property (each, a "Business Combination"), the Holder shall have the right thereafter to, at its option, (A) convert this Debenture, in whole or in part, only into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Business Combination, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Debenture could have been converted immediately prior to such Business Combination would have been entitled, subject to such further applicable adjustments set forth in this Section 3 or (B) require the Company to redeem this Debenture, in whole or in part, at a redemption price equal to the greater of (i) the outstanding Principal Amount being redeemed plus any accrued and unpaid cash interest thereon and (ii) the product of (x) the average of the Market Price for the five (5) Trading Days immediately preceding the Holder's election to have its Debentures redeemed and (y) the Conversion Ratio; provided, however, that the redemption right contained in clause (B) above shall only apply if any such Business Combination occurs without the consent of the then incumbent Board of Directors of the Company or if any such Business Combination occurs in connection with a transaction or series of transactions in which the Company's Common Stock is issued, sold or transferred at effectively a Per Share Selling Price less than the Market Price at the time of such Business Combination, provided in each case any securities issuable upon conversion hereof in accordance with this Section following the Business Combination shall at all times be (A) covered by an effective registration statement under the Securities Act and a deliverable prospectus or freely tradeable under Rule 144(k) thereunder, and (B) listed and traded on the Nasdaq Stock Market or another acceptable exchange or market. The terms of any such Business Combination shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Business Combination to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Business Combination, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder's option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                 (vii)If:

                      A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                      B.    the Company shall declare a special
nonrecurring cash dividend on or a redemption of its Common Stock; or

                      C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                      D.    the approval of any stockholders of the
Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                      E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

           (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Debenture, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Debentures, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of this Section 3) upon the conversion of this Debenture hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

           (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Market Price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

           (f) The issuance of certificates for shares of Common Stock on conversion of this Debenture or in payment of interest hereunder shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

           (g) After all of the Principal Amount and accrued but unpaid interest at any time owed on this Debenture have been paid in full or converted into Common Stock, this Debenture shall automatically be deemed be canceled.

           (h) Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or
(iii) upon receipt, when deposited with a nationally recognized overnight courier service.

           (i) (A) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Securities Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "Restricted Ownership Percentage"); provided that (w) the holder hereof shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) each holder shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage immediately (subject to waiver) in the event of a pending or announced change of control transaction (including without limitation a transaction that would result in a transfer of more than 50% of the Company's voting power or equity, or a transaction that would result in a person or "group" being deemed the beneficial owner of 50% or more of the Company's voting power or equity).

           (B) Each time (a "Covenant Time") the holder makes a Triggering Acquisition (as defined below) of shares of Common Stock (the "Triggering Shares") pursuant to this Debenture, the holder will be deemed to covenant that it will not, during the balance of the day on which such Triggering Acquisition occurs, and during the 61-day period beginning immediately after that day, acquire additional shares of Common Stock pursuant to Debentures existing at that Covenant Time, if the aggregate amount of such additional shares so acquired (without reducing that amount by any dispositions) would exceed (x) 9.99% of the number of shares of Common Stock outstanding at that Covenant Time (including the Triggering Shares) minus (y) the number of shares of Common Stock actually owned by the Holder at that Covenant Time (regardless of how or when acquired, and including the Triggering Shares). "Triggering Acquisition" means the exercise of this Debenture by the holder; provided, however, that with respect to the exercise of this Debenture, if the associated issuance of shares of Common Stock does not occur, such event shall cease to be a Triggering Acquisition and the related covenant under this paragraph shall terminate. At each Covenant Time, the Holder shall be deemed to waive any right it would otherwise have to acquire shares of Common Stock to the extent that such acquisition would violate any covenant given by the Holder under this paragraph.

                 (x) The covenant to be given pursuant to this paragraph will be given at every Covenant Time and shall be calculated based on the circumstances then in effect. The making of a covenant at one Covenant Time shall not terminate or modify any prior covenants.

     The Holder may therefore from time to time be subject to multiple such covenants, each one having been made at a different Covenant Time, and some possibly being more restrictive than others. The Holder must comply with all such covenants then in effect.

                 (C) Notwithstanding anything contained herein, in no event shall the Company issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Investors under the Purchase Agreement (when added to the Underlying Shares and Warrant Shares) would exceed 19.9% of the Company's issued and outstanding shares of Common Stock on the date of the Purchase Agreement. Instead, the Company shall redeem Debentures at 120% of the Purchase Price in the aggregate principal amount necessary to place the Investors in the same economic position they would have been if not for such limitation. Only shares acquired pursuant to the Purchase Agreement, Debentures and Warrants will be included in determining whether the limitations would be exceeded for purposes of this paragraph.


           (j) Notwithstanding and in addition to anything contained herein, if during the MFN Period (as defined in Section 7.1 of the Purchase Agreement), the Company sells any shares of its Common Stock at a Per Share Selling Price (as defined in Section 7.1 of the Purchase Agreement) lower than the Conversion Price per share, then the Conversion Price per share under this Debenture shall be adjusted downward to equal such lower Per Share Selling Price, regardless of whether such adjusted Conversion Price falls below the $3.00 floor set forth in the definition of "Conversion Price" in the Purchase Agreement. The Company shall give to the Holder written notice of any such sale within 72 hours of the closing of any such sale. If an adjustment ("Adjustment") of the Conversion Price is required as provided herein or in the Purchase Agreement, the Company shall deliver to the Holder within eight calendar days of the closing of the transaction giving rise to the Adjustment ("Delivery Date") a notice ("Adjustment Notice") stating that such Conversion Price has been automatically adjusted as of the Delivery Date, and such notice shall constitute an amendment to this Debenture. In the event the Company fails to deliver the Adjustment Notice by the applicable Delivery Date, such failure to notify shall not affect automatic adjustment of the Conversion Price. This Section 3(j) shall not apply to (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof; or (ii) sales of shares of Common Stock by the Company pursuant to the provisions of any shareholder-approved option or similar plan heretofore adopted by the Company. This provision shall similarly apply to successive sales of shares of Common Stock by the Company and shall not affect the other Conversion Price adjustments contained herein.

           Section 4. Redemption. (a) The Company shall have the right, exercisable at any time upon thirty (30) business days' prior written notice ("Redemption Notice") to the holders of the Debentures given at any time on or after the second anniversary of the Issuance Date (the period from the Redemption Notice until Holder's receipt of the Redemption Price being referred to as the "Post-Call Period"), to redeem all or any portion of this Debenture which has not previously been converted or redeemed, at a redemption price ("Redemption Price") consisting of (i) cash equal to 130% of the outstanding Principal Amount hereunder (including without limitation accrued and unpaid interest thereon), and (ii) A Warrants to purchase such number of shares of Common Stock equal to 30% of the Underlying Shares which would have been issued or issuable upon conversion of the portion of the outstanding Principal Amount hereunder being redeemed, provided that such new A Warrants shall expire five (5) years from their issuance date and have an exercise price equal to the then applicable "Warrant Price" under the A Warrants (and shall be subject to further adjustment as provided in the A Warrants). The entire Redemption Price shall be paid and issued on the Redemption Date (as defined below). The Holder may convert this Debenture in whole or in part, including any portion subject to a Redemption Notice, during the Post-Call Period, and the Company shall honor all Conversion Notices delivered during such period. Any Redemption Notice under this Section 4(a) shall indicate the Principal Amount of Debentures to be redeemed and the date (subject to the terms hereof) on which such redemption is to occur ("Redemption Date"). If the Company intends to redeem less than all of the then outstanding Debentures issued under the Purchase Agreement, it shall do so on a pro rata basis among such holders in accordance with this Section 4(a). If any portion of the applicable Redemption Price under this Section shall not be paid by the Company within seven (7) days after the Redemption Date, interest shall accrue thereon (valuing the A Warrants portion of the Redemption Price at the Market Price multiplied by the applicable number of underlying Warrant Shares) at the rate of 15% per annum until the Redemption Price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such Redemption Price remains unpaid for more than seven (7) days after the Redemption Date, the Holder may elect to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary, and the Company shall be prohibited from exercising such redemption right pursuant to this Section 4(a) again.

                 (b) Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to redeem this Debenture unless during the entire Post-Call Period and the entire twenty
(20) consecutive Trading Day period immediately preceding the Redemption Notice (i) all the Underlying Shares with respect to this Debenture are either (A) covered by an effective registration statement under the Securities Act and a deliverable prospectus or (B) freely tradeable under Rule 144(k) thereunder, and (ii) the Underlying Shares with respect to this Debenture are listed and traded on the Nasdaq Stock Market.

           Section 5. Defaults and Remedies.


           (a)   Events of Default.    An "Event of Default" is:  (i)
default in payment of the Principal Amount or accrued but unpaid interest thereon of any of the Debentures on or after the date such payment is due (to the extent such principal and/or amount has not been converted into Common Stock in accordance with the terms hereof) which default continues for three (3) days after notice of such non-payment; (ii) any principal payment under the Debentures shall have been accelerated, (iii) failure by the Company for thirty (30) days after written notice to it to comply with any material provision of any of the Debentures, the Purchase Agreement, the Registration Rights Agreement or the Warrants (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof and the failure to redeem Debentures upon the

Holder's request following a Business Combination pursuant to Section 3(c)(vi)); (iv) a material breach by the Company of its representations or warranties in the Purchase Agreement or Registration Rights Agreement; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (vi) if the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case, (2) appoints a Custodian of the Company or for all or substantially all of its property, or (3) orders the liquidation of the Company or any subsidiary. The Term "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

           (b) Remedies. If an Event of Default occurs and is continuing with respect to any of the Debentures, the Holder may declare all of the then outstanding Principal Amount of this Debenture and all other Debentures held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vi) and (vii) of Section 5(a), this Debenture shall become due and payable without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) the outstanding Principal Amount of the Debentures held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the product of the average of Market Price for the five (5) Trading days immediately preceding the Holder's acceleration and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at a rate of 15% per annum to the Holder if such amount is not paid within 7 days of Holder's request. The remedies under this Debenture shall be cumulative.

           Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

           "Conversion Ratio" means, at any time, a fraction, of which the numerator is the Principal Amount of this Debenture (and any accrued but unpaid interest thereon, if any) to be converted in such conversion, and of which the denominator is the Conversion Price at such time.

           "Junior Securities" means the Company's capital stock and all other equity securities and all debt securities of the Company which are junior in rights and liquidation preference to the Debentures.

           "Person" means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, between the Company and the original holders of the Debentures.

           "Trading Day" means a day on which the Common Stock is traded on the Nasdaq National Market or other stock exchange or market on which the Common Stock has been listed.

           "Underlying Shares" means the shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof and the Purchase Agreement.

           Section 7. General

           (a) Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Debenture and/or collecting any amount due under this Debenture.

           (b) Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

           (c) Amendment. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Holder.

           (d) Assignment, Etc. The Holder may assign or transfer this Debenture to any transferee only with the prior consent of the Company, which may not be unreasonably withheld or delayed, provided that the Holder may assign or transfer this Debenture to any of such Holder's affiliates without the consent of the Company. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

           (e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

           (f)   Governing Law; Jurisdiction.

                 (i) THIS DEBENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                 (ii) The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Debenture. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

                 The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgement in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                 (iii)THE COMPANY HERETO KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEBENTURE.

           (g) Replacement Debentures. This Debenture may be exchanged by Holder at any time and from time to time for a Debenture or Debentures with different denominations representing an equal aggregate Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Debenture has been lost, stolen or destroyed, a replacement Debenture identical in all respects to the original Debenture (except for registration number and Principal Amount, if different than that shown on the original Debenture), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Debenture.



                       [Signature Page Follows]

           IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed on the day and in the year first above written.


                      SUNRISE TECHNOLOGIES INTERNATIONAL, INC.


                      By:
                      Name:
                      Title:



Attest:

                               EXHIBIT A
                               ---------

                     FORM OF NOTICE OF CONVERSION


(To be Executed by the Holder
in order to Convert a Debenture)

The undersigned hereby elects to convert the aggregate Principal Amount (as defined in the Debenture) indicated below of this Debenture into shares of Common Stock, par value $.001 per share (the "Common Stock"), of Sunrise Technologies International, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned hereby represents that the number of shares of Common Stock issuable pursuant to this Notice of Conversion does not violate or breach the restrictions on conversions contained in Section 3 of the Debenture.


Conversion information:


Date to Effect Conversion


Aggregate Principal Amount of Debenture Being Converted


Number of shares of Common Stock to be Issued


Applicable Conversion Price




                      Signature



                      Name



                      Address